EXHIBIT 10.2

EXECUTION VERSION

SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), effective as of January 4, 2008 (the “Effective Date”), is by and among Customer Acquisition Network Holdings, Inc., a Delaware corporation (the “Company”), Longview Marquis Master Fund, L.P., a British Virgin Islands limited partnership and Alpha Capital Anstalt, a Liechtenstein corporation (each, a “Buyer” and, collectively, the “Buyers”). Capitalized terms used in this Amendment but not defined herein have the meaning set forth in the SPA (as defined below).

WHEREAS, the Company and the Buyers entered into (a) that certain Securities Purchase Agreement (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “SPA”), dated as of November 15, 2007, in which the Company has agreed to sell the Notes to each of the Buyers, and (b) that certain First Amendment to Securities Purchase Agreement (the “First Amendment”), effective as of November 30, 2007, pursuant to which the Company and the Buyers agreed to amend certain SPA provisions related to the Company’s deposit accounts; and

WHEREAS, pursuant to the terms of this Amendment, the Company and the Buyers desire to further amend the SPA provisions related to the Company’s deposit accounts.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, in the First Amendment and in the SPA, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto, intending to be legally bound, hereby agrees as follows:

1. Amendments to SPA.

(a) Section 4(v) of the SPA is hereby amended and restated to read in its entirety as follows:

“v. The Company shall transfer all funds on deposit in each Excluded Account on a daily basis to one or more deposit account(s) that are subject to an Account Control Agreement to which the Collateral Agent is a party and which is in form and substance satisfactory to the Collateral Agent; provided, however, that the Company may hold (i) not more than $194,000 in the account described in clause (i) of the definition of the term Excluded Accounts at any time during the period commencing on the Closing Date and ending on the forty-fifth (45th) day after the Closing Date, (ii) not more than $303,326 in the account described in clause (ii) of the definition of the term Excluded Accounts at any time during the period commencing on the Closing Date and ending on the forty-fifth (45th) day after the Closing Date, (iii) not more than $100 in the account described in clause (iii) of the definition of Excluded Accounts (the “Savings Account”) at any time during the period commencing on the Closing Date and ending on the tenth (10th) day after the Closing Date and (iv) not more than $40,000 in the account described in clause (iv) of the definition of Excluded Accounts at any time during the period commencing on January 4, 2008 and ending on January 24, 2008. The Company shall deliver, or cause to be delivered, to the Collateral Agent on or prior to the forty-fifth (45th) day after the Closing Date evidence of the closing of the Excluded Accounts described in clauses (i) and (ii) above, in form and substance satisfactory to the Collateral Agent, and transfer all funds on deposit in such Excluded Accounts to one or more deposit account(s) that are subject to an Account Control Agreement to which the Collateral Agent is a party and which is in form and substance satisfactory to the Collateral Agent. The Company shall deliver, or cause to be delivered, to the Collateral Agent on or prior to the tenth (10th) day after the Closing Date evidence of the closing of the Savings Account, in form and substance satisfactory to the Collateral Agent, and transfer all funds on deposit in the Savings Account to one or more deposit account(s) that are subject to an Account Control Agreement to which the Collateral Agent is a party and which is in form and substance satisfactory to the Collateral Agent. The Company shall deliver, or cause to be delivered, to the Collateral Agent on or prior to January 24, 2008 evidence of the closing of the Excluded Account described in clause (iv) above, in form and substance satisfactory to the Collateral Agent, and transfer all funds on deposit in such Excluded Account to one or more deposit account(s) that are subject to an Account Control Agreement to which the Collateral Agent is a party and which is in form and substance satisfactory to the Collateral Agent. Following the closing the Excluded Accounts, no funds of the Company or any of its Subsidiaries shall be held in any accounts other than accounts that are not Excluded Accounts and that are covered by Account Control Agreements.”

(b) Section 4(w) of the SPA is hereby amended and restated to read in its entirety as follows:

“w. The Company shall not, and shall cause each of the Subsidiaries to not, direct any customer, client or remitter of funds to the Company or any of the Subsidiaries to remit payments to any Excluded Account after the Closing Date.”

(c) Section 5(g) of the SPA is hereby amended to add the following subsection at the end thereof:

“(vi)  incur the obligation to pay the Options Earnout pursuant to the Options Merger Agreement.”

(d) The definition of “Excluded Account” in the Appendix to the SPA is hereby amended and restated to read in its entirety as follows:

“‘Excluded Accounts’ means (i) account number 009484493016 in the name of Desktop Interactive, Inc. maintained at Bank of America, N.A., (ii) account number 229009782401 in the name of Desktop Acquisition Sub, Inc. maintained at Bank of America, N.A., (iii) account number 004433333900 in the name of Desktop Acquisition Sub, Inc. maintained at Bank of America, N.A., and (iv) account number 9081011164 in the name of Options Newsletter, Inc. maintained at Colonial Bank.”

(e) The definition of “Options Earnout” is hereby added to the Appendix to the SPA as follows:

“‘Options Earnout’ means the payments, not to exceed $1,000,000 in the aggregate, required to be made by the Company in accordance with the terms and provisions, and subject to the conditions, of Section 2.9 of the Options Merger Agreement.”

(f) The definition of “Options Merger Agreement” is hereby added to the Appendix to the SPA as follows:

“‘Options Merger Agreement’ means that certain Agreement and Plan of Merger, dated as of January 4, 2008, among the Company, Options Acquisition Sub, Inc., a Delaware corporation, Options Newsletter, Inc., a Florida corporation, and Hagai Shechter, as such agreement is in effect on January 4, 2008 (without amendment or modification thereafter) and attached as Exhibit A to the Second Amendment to Securities Purchase Agreement, dated as of January 4, 2008, by and among the Company and the Buyers.”

2. Ratification and Confirmation of SPA. The Company hereby adopts, ratifies and confirms the SPA, as amended by the First Amendment and by this Amendment, and acknowledges and agrees that the SPA, as amended by the First Amendment and by this Amendment, is and remains in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Buyer under the SPA or the other Transaction Documents, nor constitute an amendment or waiver of any other provision of the Transaction Documents. All references to the SPA (including any term used to mean the SPA) in any of the Transaction Documents or in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the SPA as modified by the First Amendment and by this Amendment.

3. Representations and Warranties of Company. The Company hereby represents and warrants to each Buyer that:

(a) Authorization; Enforcement; Validity. Each of the Company and each of its Subsidiaries has the requisite corporate power and authority to enter into and perform its obligations under this Amendment, the SPA (as amended hereby) and each of the other agreements to which it is a party or by which it is bound and which is entered into or amended by the parties hereto in connection with the transactions contemplated hereby and thereby (the “Other Amendment Agreements”). The execution and delivery of this Amendment and the Other Amendment Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the respective boards of directors of the Company and each of its Subsidiaries, and no further consent or authorization is required by the Company, any of its Subsidiaries or any of their respective boards of directors or shareholders. Each of this Amendment and the Other Amendment Agreements has been duly executed and delivered by the Company and each of its Subsidiaries that is a party thereto, and each of the Amendment, the SPA (as amended hereby) and the Other Amendment Agreements constitutes a valid and binding obligation of the Company and each of its Subsidiaries, enforceable against the Company and each of its Subsidiaries in accordance with its terms.

(b) No Conflicts. The execution and delivery of this Amendment, the SPA (as amended hereby) and each of the Other Amendment Agreements by the Company and each of its Subsidiaries, the performance by the Company and each of its Subsidiaries of their respective obligations hereunder and thereunder, and the consummation by the Company and each of its Subsidiaries of the transactions contemplated hereby and thereby, did not and will not (i) result in a violation of the certificate of incorporation, bylaws or other organizational documents of the Company or any of its Subsidiaries; (ii) conflict with, or constitute a breach or default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Amendment in accordance with the terms hereof.

(c) Options Merger Agreement. Attached hereto as Exhibit A is a true, correct and complete copy of that certain Agreement and Plan of Merger, dated as of January 4, 2008, among the Company, Options Acquisition Sub, Inc., a Delaware corporation, Options Newsletter, Inc., a Florida corporation, and Hagai Shechter, as entered into on the date hereof (the “Options Merger Agreement”).

4. Representations and Warranties of Buyers. Each Buyer hereby represents and warrants to the Company that (a) such Buyer is a validly existing limited partnership or corporation, as applicable, and has the requisite partnership or corporate power and authority to enter into and perform its obligations under this Amendment and (b) this Amendment has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer, enforceable against such Buyer in accordance with its terms.

5. Acknowledgement of the Company. The Company hereby irrevocably and unconditionally acknowledges, affirms and covenants to each Buyer that:

(a) such Buyer is not in default under any of the Transaction Documents nor otherwise has breached any obligations to the Company or any of its Subsidiaries; and

(b) there are no offsets, counterclaims or defenses to the Liabilities (as such term is defined in the Security Agreement), including the liabilities and obligations of the Company under the SPA (as amended hereby), or to the rights, remedies or powers of such Buyer in respect of any of the Liabilities or any of the Transaction Documents, and the Company agrees not to interpose (and does hereby waive and release) any such defense, set-off or counterclaim in any action brought by such Buyer with respect thereto.

6. Disclosure of Transactions and Other Material Information. On or prior to 9:00 a.m., New York time, on the fourth Business Day following the date hereof, the Company shall file a Form 8-K (the “Form 8-K”) with the Securities and Exchange Commission (the “SEC”) describing this Amendment, the Options Merger Agreement and the transactions contemplated thereby, providing any other information required to be disclosed pursuant to the rules and regulations of the SEC, and including as an exhibit this Amendment and the Options Merger Agreement, in the form required by the 1934 Act. From and after the filing of this Form 8-K with the SEC, no Buyer shall be in possession of any material nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, agents or affiliates. The Company shall provide each of the Buyers with a reasonable opportunity to review and comment upon the Form 8-K prior to the filing thereof.

7. Expenses. In accordance with Section 4(h) of the SPA, contemporaneously with the execution and delivery of this Amendment, the Company shall reimburse each of the Collateral Agent and the Buyers for all of its out-of-pocket fees, costs and expenses, including attorneys’ fees and expenses, incurred in connection with the drafting, negotiation and execution of this Amendment.

8. Further Assurances. The Company hereby agrees from time to time, as and when requested by any Buyer, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements, including secretary’s certificates, and to take or cause to be taken such further or other action, as such Buyer may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment, the SPA (as amended hereby) and the Other Amendment Agreements.

9. Rules of Construction. All words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and the use of the word “including” in this Amendment shall be by way of example rather than limitation.

10. No Strict Construction. The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

11. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

12. Entire Agreement. The SPA, as amended by the First Amendment and by this Amendment, and the other Transaction Documents supersede all other prior oral or written agreements between each Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein.

13. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

14. Counterparts. This Amendment may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature to this Amendment is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Amendment or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

15. Successors. This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities.

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IN WITNESS WHEREOF, the Company and the Buyers have executed this Amendment as of the Effective Date.

COMPANY:

CUSTOMER ACQUISITION NETWORK HOLDINGS, INC.

By:	/S/DEVON COHEN
Name:	DEVON COHEN
Title:	Chief Operating Officer

BUYERS:

LONGVIEW MARQUIS MASTER FUND, L.P.,
a British Virgin Islands limited partnership

By:	Viking Asset Management, LLC
Its:	Investment Advisor

By:	/S/ S. Michael Rudolph
Name:	S. Michael Rudolph
Title:	Chief Financial Officer and Managing Member

ALPHA CAPITAL ANSTALT, a Liechtenstein corporation

By:
Name:	Konrad Ackerman
Title:	Director